UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 8, 2004

SEALED AIR CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12139	65-0654331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Park 80 East
Saddle Brook, New Jersey	07663-5291
(Address of Principal Executive Offices)	(Zip Code)

201-791-7600

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Item 5.                    Other Events and Regulation FD Disclosure.

                On June 8, 2004, Sealed Air Corporation (the “Company”) issued a press release announcing that it filed a motion with the District Court of Delaware requesting that the court vacate the July 29, 2002 opinion on the legal standard to be applied relating to the fraudulent transfer claims against the Company in connection with the W. R. Grace bankruptcy and also issued a press release announcing its intention to hold an investor conference call to discuss its decision to file the above-mentioned motion.

Item 7.                    Financial Statements and Exhibits.

                                (c)           Exhibits

Exhibit 99.1

Press Release of the Company, dated June 8, 2004, announcing that it filed a motion with the District Court of Delaware requesting that the court vacate the July 29, 2002 opinion on the legal standard to be applied relating to the fraudulent transfer claims against the Company in connection with the W. R. Grace bankruptcy.

Exhibit 99.2	Press Release of the Company, dated June 8, 2004, announcing its intention to hold an investor conference call to discuss its decision to file the above-mentioned motion.

.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEALED AIR CORPORATION

By:

/s/ H. Katherine White

Name:

H. Katherine White

Title:	Vice President,
General Counsel and Secretary

Dated:  June 10, 2004

EXHIBIT INDEX

Exhibit No.	Description

99.1

Press Release of the Company, dated June 8, 2004, announcing that it filed a motion with the District Court of Delaware requesting that the court vacate the July 29, 2002 opinion on the legal standard to be applied relating to the fraudulent transfer claims against the Company in connection with the W. R. Grace bankruptcy.

99.2	Press Release of the Company, dated June 8, 2004, announcing its intention to hold an investor conference call to discuss its decision to file the above-mentioned motion.